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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-      ) and related Prospectus of
Rock-Tenn Company for the registration of $300,000,000 of debt securities, and in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3) No. 33-93934, and to the incorporation by reference therein of our report dated October 25,2000, with respect to the consolidated financial statements of Rock-Tenn Company incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2000 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Atlanta, Georgia
June 4, 2001